Sino Agro Food, Inc. Reports Audited Financial Results for FY2012

Record Revenues Grow 167% to $138.6 Million

Record Net Income Grows 268% to $57.5 Million

Earnings Exceed Guidance (Basic EPS of $.70/share)

GUANGZHOU, China, April 16, 2013 /PRNewswire/ -- Sino Agro Food, Inc. (OTCBB:SIAF), an emerging integrated, diversified agriculture technology and organic food company with principal operations located throughout the People's Republic of China ("PRC"), is pleased to announce financial results for the fiscal year ended December 31, 2012:

Financial Summary:
	2012	2011	Change
Revenue	$138,613,639	$51,879,903	167%
Gross Profit	$69,806,168	$24,928,029	180%
Net Income (continuing ops)	$57,545,832	$15,691,032	268%
Net Assets	$217,100,506	$135,395,373	60%

Basic EPS	$0.70	$0.43	63%
Diluted EPS	$0.63	$0.39	62%

•	Independent Board members appointed January 1, 2013

o	Nils-Erik Sandberg - an international investor whose experience in corporate governance, investor relations, and finance positions him well to direct the Company in its current and future endeavors. Mr. Sandberg has provided guidance and consultation to other companies seeking listing on NASDAQ OMX as well.

o	Koi Ming Yap (George) - a chartered accountant whose broad experience in international investment banking, corporate finance, investment strategies, and international auditing lends the Company a well-seasoned director to help guide the company throughout its growth phase.

•	Corporate Social Responsibility: Audit and Compensation Committees established and a Code of Ethics adopted

•	Import Export Operations commenced with shipments from Vietnam, Cambodia, Malaysia, and Norway

•	NASDAQ-OMX First North cross-listing exercise is progressing well

Operational Highlights

The Company's overall growth benefited from economies of scale through expanding its full wholesale operations and by vertical integration through initiating distribution, marketing, and retail operations.

•	Developed the first indoor re-circulating prawn farm in Asia

•	Conducted sales or construction at six fish farms and three cattle farms

•	The MEIJI, HU Plantation, and Capital Award operations began to generate internal cash flow to self-finance respective capital expenditure and working capital

•	Initiated the Distribution and Marketing business, with sales at Wholesale Center 1 and Wholesale Center 2 commencing in late 2012

•	Initiated Import Export business commencing sales in late 2012 and construction of a trading complex ("Trading Center") adjacent to the Warehouse Centers

•	Initiated the retail operations with sales at the first "Bull" and first "Leonie's" restaurants

Fishery Division Performance

Total revenues from fishery operations increased $59,924,350 or 227% from $26,422,125 in 2011 to $86,346,475 in 2012. Fishery revenues accounted for 62% of overall company revenues. Revenues contributed by engineering consulting and services in development of fishery farms and related business operations yielded 26% and 31% of the Company's overall revenue and gross profit, respectively, during fiscal year 2012. Sales of fish accounted for 31% and 31% of the Company's revenue and gross profit, respectively, for fiscal year 2012.

Gross profit from fishery operations increased $35,454,322 or 321% from $11,029,847 in 2011 to $46,484,179 in 2012. Fishery revenues accounted for 66% of overall company gross profit.

Consulting and Services revenues derived from six (6) contracts, including the development from concept of a "marketing, distribution, seafood processing and sales" complex (Wholesale Center 1). By December 2012, major business and operation permits (e.g., trading permits, import and export permits, business registration, taxation license, business license etc.) were issued by authorities, sale of frozen seafood had commenced, and targeted sales of live seafood to follow in April 2013. During the first quarter of 2013, the wholesale seafood market business commenced sales of frozen seafood imported from Norway, Thailand and Malaysia.

The Company is proud to have established and to operate the first indoor re-circulated aquaculture prawn farm in Asia.

Beef Division Performance

Revenue from beef decreased by $957,898 or 6.31%, from $15,182,222 for the year ended December 31, 2011 to $14,224,324 for the year ended December 31, 2012. The decrease was primarily due to the year over year variable maturation seasonality of calves growing to become saleable beef cattle.

All three cattle farms expect to produce mature cattle in 2013, with the Qinghai Sanjiang A Power Agriculture Co. Ltd (SJAP) operations in Xining expecting to approximately double the count of mature head from 4,500 to 9,000 from its own cattle station and cooperative farmers. The Company expects to benefit in 2013 from a stable increase in beef prices, from a base that had doubled in 2012.

SJAP itself mirrors the Company's vertically integrated "farm to plate" business model in that it provides pre-wholesale product (fertilizer and livestock feed) through retail ("Bull" restaurants), with an abattoir and deboning facility planned during year one of the operation's new five-year plan.

Plantation Division Performance

Revenue from our plantation increased by $5,765,444 or 94%, from $6,113,155 for the year ended December 31, 2011 to $11,878,599 for the year ended December 31, 2012. The increase was primarily due to the increase of wholesale prices in fresh and dried flowers for the year ended December 31, 2012, as well as increased value added processing.

This segment contributed 8.6% and 9.8% of the Company's overall 2012 revenue and gross profit, respectively.

With anticipated improvements and development work progressing on the 187-acre HU Plantation,  the Company plans to revitalize the HU Plantation's direct farm operations by overcoming disease threats. Including sales generated from HU flowers bought from regional growers, the Company targets further overall division revenue growth of 25%.

Organic Fertilizer Division Performance

Revenue from organic fertilizer increased by $9,123,760 or 3,679% from $2,480 for the year ended December 31, 2011 to $9,126,240 for the year ended December 31, 2012. The increase was primarily due to the startup of the new business of organic fertilizer during the year ended December 31, 2012. This segment contributed 6.6% of total revenue. Gross profit of $3,860,193 accounted for 5.5% of total gross profit.

In mid 2012, the Company's joint venture project, Qinghai Sanjiang A Power Agriculture Co. Ltd. acquired a technology based company that holds patents for the manufacturing of concentrated livestock feed formulated for optimal growth of cattle and sheep at different stages of their lifecycles.

With the increase of production in mature cattle from its own cattle station and cooperative growers, the Company expects a proportional increase of production of fertilizer, crops and pastures and in turn bulk live stock feed, targeting to produce up to 30,000 MT of fertilizer (which is the current maximum productivity of its existing plant) and 40,000 MT of bulk live-stock feed compared to 25,000 MT of fertilizer and 22,000 MT of Bulk live-stock feed in 2012.

In addition, the Jiang Men City Hang Mei Cattle Farm Development Company (JHMC), also referred to as "Cattle Farm 1," has started to produce and to sell pure organic mixed fertilizer by its own production facilities at much higher sales prices estimated at up to US$450 / MT instead of from organic fertilizer produced by SJAP at US$195 / MT in 2012.

Cattle Farms Division Performance

Revenue from cattle farm development increased by $12,878,080 or 310%, from $4,159,921 for the year ended December 31, 2011 to $17,038,001 for the year ended December 31, 2012. The increase was primarily due to increased development contract service of cattle farms for the year ended December 31, 2011.

Cattle farms contributed 12.3% of Company revenues, and 13.5% of gross profits.

Collectively, the two Enping farms will have the capacity to produce up to 30,000 MT of pasture/year that is capable to feed up to 5,000 head of cattle/year.

At the Xining cattle farm (SJAP) as of December 31, 2012, the local government provided up to 5,000 acres of rental free land to the Company for the local farmers to grow crops and pastures. These acres have not been included in the Company's acquired "Land Use Rights."

Shared Marketing, Distribution, and Retail Services

Marketing, distribution, and retail sales activities were established in 2012 as services shared by the wholesale operations, and to enhance and facilitate sales. They comprise a pivotal and critical phase in the Company's strategy to become vertically integrated. As such, they are expected to take on an increasingly more prominent role in 2013, and beyond.

From the last quarter of 2012 the Company decided to generate business income to fund its shared services operations including sales, finance, and administrative functions from the following development initiatives:

• The Wholesale and Distribution Facilities development project including design, construction and project management of its business operation of a specialist modern beef wholesale and distribution center (Wholesale Center 2) for Guangzhou City NaWei Trading Co. Ltd ("NWT"), an unrelated Chinese third party owned company situated at the Guangzhou City, LiWan District, New Wholesale Market. Work started in November, 2012. As of the date hereof, the Company has completed a freezing room facility with the capacity to store up to 150 MT of frozen food at -25 Degrees Celsius with renovation and alteration work progressing on other facilities (e.g., wholesaling shop, packaging and processing facility, office, dry good storage, function room, etc.)

• Project development including design, construction, and project management of a Central Kitchen, a Central Bakery, a fast food restaurant and 3 mobile food stores (Central Facility 1) situated adjacent to Wholesale Center 2. The business operation is for Guangzhou City WangXiangChen ("WXC"), an unrelated Chinese company. Work started in November 2012, and as of the date hereof, about 50% of the construction work was completed.

• A restaurant development project including design, construction, and project management of business operations for two new gourmet restaurants situated at the Guangzhou City, Tianhe District, ("Restaurant 3") and Guangzhou City, DaShaiWan District, Harbor City Shopping Center ("Restaurant 4"). As of the date hereof, construction and renovation work on Restaurant 3 has been completed and it opened for business on March 19, 2013, while work is progressing on Restaurant 4.

• The construction of a Trading complex ("Trading Center") for the Company's Import and Export trading at another building adjacent to the Wholesale Centers 1 and 2. As of the date hereof, construction work is in progress while the marketing and sales business operations are making good progress developing sales into various reputable food chain outlets, wholesale market stores and super market chains in the Guangzhou City, as well as in the southern coastal towns of the Guangdong Province.

Given current success on existing projects, the Company expects to be appointed the turnkey solution provider to develop over 50 gourmet restaurants and fast food outlets collectively within 2 years (2013/2014).

Earnings Call Information

The Company will host an earnings call and web conference with presentation on April 23, 2013 at 11:00 AM EDT to discuss financial results for 2012, with questions and answers. To participate in the conference call and web presentation please use the following information:

SIAF 2012 Earnings Call Information
Date: April, 23, 2013	Time: 11:00 AM, U.S. Eastern Daylight Time
Participant Dialing Instructions:
Toll Free Number: (1-800) 766-1337	Direct Dial Number: (1-404) 920-6210
Conference Code: 132978#

An audio replay of the conference call will be made available in the investor relations section of the Company's web site.

SINO AGRO FOOD, INC.
CONSOLIDATED BALANCE SHEETS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

	2012	2011
	$	$
ASSETS
Current assets
Cash and cash equivalents"	$8,424,265	$1,387,908
Inventories	17,114,755	4,435,445
Cost and estimated earnings in excess of billings on uncompleted contracts	2,336,880	456,104
Deposits and prepaid expenses	47,308,857	14,868,838
Accounts receivable, net of allowance for doubtful accounts	52,948,350	27,531,915
Due from related parties	-	15,820,752
Other receivables	5,954,248	9,688,871
Total current assets	134,087,355	74,189,833
Property and equipment
Property and equipment, net of accumulated depreciation	19,946,302	2,667,765
Construction in progress	24,492,509	3,577,869
Land use rights, net of accumulated amortization	55,733,246	56,507,470
Total property and equipment	100,172,057	62,753,104
Other assets
Goodwill	724,940	724,940
Proprietary technologies, net of accumulated amortization	8,114,624	6,977,675
Long term accounts receivable	-	5,936,718
License rights	1	1
Unconsolidated equity investee	-	1,258,607
Total other assets	8,839,565	14,897,941
Total assets	$242,866,978	$151,840,878
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,762,643	$1,202,104
Billings in excess of costs and estimated earnings on uncompleted contracts	2,790,084	1,962,119
Due to a director	3,345,803	289,764
Dividends payable	951,308	155,957
Other payables	6,654,478	11,968,148
Due to related parties	-	867,413
Short term bank loan	3,181,927	-
	22,686,243	16,445,505
Non-current liabilities
Deferred dividends payable	3,146,987	-
Long term debts	175,006	-
	3,321,993	-
Commitments and contingencies	-	-
Stockholders' equity
Preferred stock: $0.001 par value (10,000,000 shares authorized, 10,000,100 and 7,000,100 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	-	-
Series A preferred stock $0.001 par value (100 shares designated, 100 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	-	-
Series B convertible preferred stock: $0.001 par value) (10,000,000 shares designated, 10,000,000 and 7,000,000 shares issued and outstanding as of December 31,2012 and December 31, 2011, respectively)	10,000	7,000
Series F Non-convertible preferred stock: $0.001 par value) (1,000,000 shares designated, 0 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	-	-
Common stock: $0.001 par value (100,000,000 shares authorized, 100,004,850 and 67,034,262 shares issued and outstanding as of December 31, 2012 and December 31, 2011, respectively)	100,005	67,034
Additional paid - in capital	91,216,428	72,794,902
Retained earnings	103,864,308	50,395,444
Accumulated other comprehensive income	3,868,274	3,446,838
Treasury stock	(1,250,000)	(1,250,000)
Total Sino Agro Food, Inc. and subsidiaries stockholders' equity	197,818,779	125,461,218
Non - controlling interest	19,281,727	9,934,155
Total stockholders' equity	217,100,506	135,395,373
Total liabilities and stockholders' equity	$243,098,978	$151,840,878

The accompanying notes are an integral part of these consolidated financial statements.

SINO AGRO FOOD, INC.
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Continuing operations
	2012	2011
	$	$
Revenue	138,613,639	51,879,903
Cost of goods sold	68,807,471	26,951,874
Gross profit	69,806,168	24,928,029
General and administrative expenses	(8,385,862)	(5,302,736)
Net income from operations	61,420,306	19,625,293
Other income (expenses)
Government grant	139,836	-
Other income	308,332	449,498
Gain of extinguishment of debts	1,666,386	987,518
Interest expenses	(282,320)	-
Net other income (expenses)	1,832,234	1,437,016
Net income before income taxes	63,252,540	21,062,309
Provision for income taxes	-	(31)
Net income from continuing operations	63,252,540	21,062,278
Less: Net (income) attributable to the non - controlling interest	(5,706,708)	(5,371,246)
Net income from continuing operations attributable to the Sino Agro Food, Inc. and subsidiaries	57,545,832	15,691,032
Discontinued operations	-	10,203,951
Net income from discontinued operations	-	-
Less: Net income attributable to the non - controlling interest
Net income from discontinued operations attributable to the Sino Agro Food, Inc. and subsidiaries	-	10,203,951
Net income attributable to the Sino Agro Food, Inc. and subsidiaries	57,784,276	25,894,983
Other comprehensive income
Foreign currency translation gain	448,984	3,815,775
Comprehensive income	57,994,816	29,710,758
Less: other comprehensive (income) loss attributable to the non - controlling interest	(27,548)	(721,880)
Comprehensive income attributable to the Sino Agro Food, Inc. and subsidiaries	57,967,268	28,988,878

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:
From continuing and discontinued operations
Basic	$0.70	$0.43
Diluted	$0.63	$0.39

Earnings per share attributable to Sino Agro Food, Inc. and subsidiaries common stockholders:	$0.70	$0.26
From continuing operations
Basic
Diluted	$0.63	$0.23
Weighted average number of shares outstanding:
Basic	82,016,910	60,158,210
Diluted	92,016,910	67,158,210

The accompanying notes are an integral part of these consolidated financial statements.

SINO AGRO FOOD, INC. CONSOLIDATED
STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011

Cash flows from operating activities

	2012	2011
Net income from continuing operations	$63,252,540	$21,062,278
Adjustments to reconcile net income from continuing operations to net cash from operations:
Depreciation	443,361	220,810
Amortization	1,934,909	1,043,181
(Gain) on extinguishment of debts	(1,666,386)	(987,518)
Common stock issued for services and employee's compensation	2,229,657	2,139,057
Changes in operating assets and liabilities:
Increase in inventories	(10,037,494)	(4,477,682)
Increase in deposits and prepaid expenses	(34,307,276)	1,499,930
Increase (decrease) in due to a director	9,443,070	(6,313,946)
Increase in accounts payable and accrued expenses	3,342,916	811,258
(Decrease) increase in other payables	(845,562)	11,798,629
Increase in accounts receivable	(18,142,198)	(9,567,456)
Increase in cost and estimated earnings in excess of billings on uncompleted contracts	(1,880,776)	(456,104)
Increase in billings on uncompleted contracts in excess of costs and estimated earnings	827,965	1,962,119
(Decrease) Increase in due to related parties	867,413	643,529
Decrease (Increase) in due from related parties	(15,820,752)	(10,434,519)
Decrease (increase) in other receivables	3,734,623	(5,721,191)
Net cash provided by operating activities	33,282,688	3,222,375
Cash flows from investing activities
Acquisition of proprietary technologies	(1,500,000)	-
Purchases of property and equipment	(10,756,744)	(252,346)
Proceeds of disposal of subsidiaries	-	557,700
Investment in unconsolidated equity investees	-	(1,258,607)
Net cash outflow from business combination of subsidiaries	(6,893,349)	-
Payment for construction in progress	(19,185,878)	(1,346,394)
Net cash used in investing activities	(38,335,971)	(2,299,647)
Cash flows from financing activities
Long term debts raised	175,006	-
Non-controlling interest contribution	3,613,316	-
Short term bank loan raised	3,181,927	-
Dividends paid	(134,631)	(573,814)
Net cash provided by (used in) financing activities	6,856,366	(573,814)
Net cash provided by continuing operations	1,782,335	348,914
Cash flows from discontinued operations
Net cash provided by operating activities	-	-
Net cash used in investing activities	-	(3,137,885)
Net cash used in financing activities	-	-
Net cash used in discontinued operations	-	(3,137,885)
Effects on exchange rate changes on cash	5,254,022	286,853
Increase in cash and cash equivalents	7,036,357	(2,502,118)
Cash and cash equivalents, beginning of year	1,387,908 8,424,265	3,890,026 1,387,908
Less: cash and cash equivalents at the end of the year - discontinued operation	-	-
Cash and cash equivalents at the end of the year - continuing operations	$8,424,265	$1,387,908
Supplementary disclosures of cash flow information:
Cash paid for interest
Cash paid for interest	$282,320	-
Cash paid for income taxes	-	$31
Common stock issued for settlement of debts and proprietary technology payable	$17,863,417	$11,512,386
Series B convertible preferred stock	$3,000	-
Common stock issued for service and employee compensation	$362,400	4,278,114
Common stock acquired for cancellation	-	$(1,579,400)
Transfer to property and equipment from construction in progress	$6,419,170	-
Transfer to land use rights from construction in progress	$528,451	-
Settlement of land use rights payable in contra of disposal proceeds receivable	-	$38,056,750
Disposal proceeds receivable from sale of subsidiaries, HYT and ZX	-	$5,386,233
Purchases of treasury stock	-	$(1,250,000)

The accompanying notes are an integral part of these consolidated financial statements.

About Sino Agro Food, Inc.

Sino Agro Food, Inc. ("SIAF") (http://www.sinoagrofood.com) is an integrated, diversified agricultural technology and organic food company focused on developing, producing and distributing agricultural products in the Peoples Republic of China. The Company intends to focus on meeting the increasing demand of China's rising middle class for gourmet and high-quality food items. Current lines of business include the manufacture and distribution of beef and lamb products, fish products, bio-organic fertilizer, stock feed and cash crops.

Not a Broker/Dealer or Financial Advisor

Sino Agro Food, Inc. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in Sino Agro Food, Inc.

Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of Sino Agro Food, Inc.

Forward Looking Statements

This release contains certain "forward-looking statements" relating to the business of SIAF and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes, expects" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on SIAF's current expectations and beliefs concerning future developments and their potential effects on SIAF. There can be no assurance that future developments affecting SIAF will be those anticipated by SIAF. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. SIAF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SOURCE Sino Agro Food, Inc.

For further information: Sino Agro Food, Inc., CEO Mr. Solomon Lee, 86-20-22057860 or Investor Relations (US and Europe): info@sinoagrofood.com